BELL BOYD & LLOYD LLP

70 WEST MADISON STREET, SUITE 3100 • CHICAGO, ILLINOIS 60602-4207

312.372.1121 • Fax 312.827.8000

March 26, 2007

As counsel for Nuveen Core Equity Alpha Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-139962 and 811-22003) on February 22, 2007.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Bell, Boyd & Lloyd LLP
Bell, Boyd & Lloyd LLP

chicago • washington